                                                                    Exhibit 4.31

                     WAIVER, CONSENT AND SECOND AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

      THIS WAIVER,  CONSENT AND SECOND AMENDMENT TO LOAN AND SECURITY  AGREEMENT
(this  "Amendment")  is made and entered into as of April 24, 2007, by and among
Bairnco Corporation, a Delaware corporation ("Bairnco"), Arlon, Inc., a Delaware corporation  ("Arlon"),  Kasco Corporation,  a Delaware  corporation  ("Kasco"),
Bertram & Graf GmbH, a Gesellschaft mit beschrankter Haftung organized under the laws of the Federal  Republic of Germany ("German  Borrower"),  Atlantic Service
Co. Ltd, a corporation organized under the laws of Canada ("Canadian Borrower"),
Atlantic  Service Co. (UK) Ltd., an English company ("UK  Borrower"),  EuroKasco
S.A., a societe anonyme  organized under the laws of France ("French  Borrower";
and, together with Bairnco, Arlon, Kasco, German Borrower, Canadian Borrower and
UK Borrower,  collectively,  "Borrowers"), and Bank of America, N.A., a national banking  association,  individually as the sole Lender as of the date hereof and in its capacity as agent for the Lenders  (together  with its successors in such capacity, "Agent").

                                    RECITALS:

      Borrowers, Lenders and Agent are parties to that certain Loan and Security
Agreement  dated as of November 9, 2006,  as amended by that certain  Waiver and
First  Amendment to Loan and Security  Agreement dated March 23, 2007 (the "Loan
Agreement"),  pursuant to which Agent and Lenders  have made  certain  loans and other financial accommodations to Borrowers.

      Borrowers  have  advised  Agent that an Event of Default has  occurred and currently  exists under the Loan  Agreement as a result of Borrowers'  breach of
SECTIONS  10.1.9 AND 10.2.11 of the Loan Agreement (the  "Stipulated  Default").
The Stipulated Default exists because Arlon formed a new Subsidiary, Arlon India
Private  Ltd.,  a  private  limited  company  organized  under the laws of India
("Arlon  India"),  without  giving  notice to Agent as  required  under the Loan
Agreement.

      Borrowers have further advised Agent that Arlon intends to make an initial contribution  of equity to Arlon India in an amount not to exceed  $25,000  (the
"Contribution").  The  Borrowers  hereby  acknowledge  that  pursuant to SECTION
10.2.6  of  the  Loan  Agreement,  Arlon  is not  permitted  to  consummate  the
Contribution without the consent of Agent and Lenders.

      Borrowers  have  further  advised  Agent  that,  simultaneously  with  the execution and delivery of this Amendment and the  consummation  of the Permitted
Merger,  Bairnco  will become a borrower  under a Loan and  Security  Agreement, dated as of April 17, 2007,  with Steel Partners II, L.P. (the "Bridge  Lender")
and BZ Acquisition Corp. ("BZ"),  pursuant to which Bridge Lender has provided a subordinated  secured bridge term loan credit facility in an aggregate principal amount not to exceed $90,000,000  (together with any amendments or modifications thereto and any restatements,  renewals,  extensions or refinancings thereof, in each  case on terms  satisfactory  to Agent,  the  "Bridge  Facility")  to BZ to finance  the  purchase  of the  equity  interests  of Bairnco  pursuant  to BZ's consummated  tender offer to the holders of such equity  interests  (the "Tender
Offer"),  which Bridge  Facility  will,  simultaneously  with the  execution and delivery of this Amendment and the consummation of the Permitted Merger,  become guaranteed by the Obligors  other than Bairnco  pursuant to a Guarantee,  Pledge and  Security  Agreement  by and among  Bairnco and the other  Obligors,  BZ and
Bridge Lender.

      Borrowers  have  further  advised  Agent  that,  simultaneously  with  the execution and delivery of this Amendment and the  consummation  of the Permitted
Merger,  Bairnco and the other Obligors will become  obligors under a Guarantee,
Pledge and  Security  Agreement  with the Bridge  Lender,  BZ and certain  other parties  (the "WHX Note  Guarantee"),  pursuant  to which  Bairnco and the other
Obligors will  guarantee the  obligations  under a $15,000,000  promissory  note issued by WHX  Corporation,  a  Delaware  corporation  ("WHX"),  in favor of the
Bridge Lender (the "WHX Note").

      In  connection  with the closing of the Bridge  Facility  and the WHX Note
Guarantee,  Borrowers have requested that Agent and Lenders waive the Stipulated
Default,  consent to the  Contribution,  and agree to certain  amendments to the
Loan  Agreement,  and Agent and Lenders are willing to do so, upon the terms and subject to the conditions contained herein.

      NOW, THEREFORE, for the sum of TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally  acknowledged,  the  parties  hereto,  intending  to be legally  bound hereby, agree as follows:

      1.  DEFINITIONS.  Each  capitalized  term used in this  Amendment,  unless otherwise  defined herein,  shall have the meaning  ascribed to such term in the
Loan Agreement.

      2. WAIVER OF  STIPULATED  DEFAULT.  In  reliance  on the  representations, warranties  and agreements of Borrowers set forth in this  Amendment,  Agent and the sole Lender hereby waive the Stipulated  Default. In no event shall anything contained herein be deemed to constitute a waiver of (a) any Default or Event of
Default in  existence on the date hereof or  hereafter  arising,  other than the
Stipulated Default, or (b) Borrowers' obligation to comply with all of the terms and conditions of the Loan Agreement and the other Loan  Documents,  as the same may be amended at any time hereafter, from and after the date hereof.

      3. CONSENT TO CONTRIBUTION. In reliance on the representations, warranties and  agreements  of Borrowers  set forth in this  Amendment,  Agent and the sole
Lender hereby consent to the Contribution, notwithstanding Section 10.2.6 of the
Loan Agreement,  PROVIDED,  that the Contribution  shall be consummated no later than May 31, 2007 (or such later date as Agent may approve in writing).

      4.  AMENDMENTS  TO LOAN  AGREEMENT.  In reliance  on the  representations, warranties  and  agreements of Borrowers set forth in this  Amendment,  the Loan
Agreement is hereby amended as follows:

            (a) By  adding  to  SECTION  1.1 of the Loan  Agreement,  in  proper alphabetical sequence, the following new definitions:

                  APPROVED   ADDBACK   EXPENSES  -  those  expenses   previously
            identified  by  Borrowers to Agent as expenses to be  eliminated  by
            Borrowers  immediately upon the Second Amendment Date, the aggregate dollar  amount of which shall not exceed  $1,750,000  for the Fiscal
            Month  ending April 30,  2007,  and shall be reduced by  one-twelfth
            (1/12) each Fiscal Month thereafter.

                  BRIDGE FACILITY - as defined in the Second Amendment.

                  BRIDGE LENDER - as defined in the Second Amendment.

                  INTERCREDITOR AGREEMENT - that certain Intercreditor Agreement dated as of April 24, 2007,  by and between the Agent and the Bridge
            Lender with respect to the Collateral and the Obligations (as at any time amended, restated, supplemented or otherwise modified).

                  SECOND  AMENDMENT - that  certain  Waiver,  Consent and Second
            Amendment  to Loan and  Security  Agreement,  dated as of April  24,
            2007, by and among Borrowers, Lenders and Agent.

                  SECOND AMENDMENT DATE - April 24, 2007.

                  WHX - as defined in the Second Amendment.

                  WHX NOTE - as defined in the Second Amendment.

                  WHX NOTE GUARANTEE - as defined in the Second Amendment.

            (b) By deleting the phrase "; provided,  however,  that for purposes of this  Agreement,  Steel Partners II, LLP, which has made a tender offer for the  stock of  Bairnco,  is not an  Affiliate  of  Borrower"  from the definition of "Affiliate" contained in SECTION 1.1 of the Loan Agreement.

            (c) By deleting the  definition of "Change of Control"  contained in
      SECTION 1.1 of the Loan Agreement in its entirety and by  substituting  in lieu thereof the following:

                  CHANGE OF CONTROL - the  occurrence of any of the following at any time:

                        (i) any "person" (as that term is used in Section  13(d)
                  and  14(d)(2)  of the  Securities  Exchange  Act of 1934  (the
                  "Exchange  Act"))  (other  than Steel  Partners  II,  L.P.,  a
                  Delaware limited partnership ("Steel Partners"), or any of its
                  Affiliates) becomes,  directly or indirectly,  the "beneficial owner" (as defined in Rule 13d-3 under the  Exchange Act as in effect on the date hereof) of  securities  representing  fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of any Borrower or any successor thereof;

                        (ii) during any period of two (2)  consecutive  years or
                  less,   individuals  who  at  the  beginning  of  such  period
                  constituted the board of directors of any Borrower cease,  for any reason, to constitute at least a majority of such board of directors,  unless the election or nomination  for election of each new  member  of the board  was  approved  by a vote of at least  two-thirds  of the  members  of the board then still in office who were  members of the board at the  beginning of the period (EXCEPT that the appointment of directors designated by
                  Steel  Partners  or any  of its  Affiliates  to the  board  of directors  of any Borrower  shall not  constitute a "Change of
                  Control" hereunder);

                        (iii) the  equityholders  of any  Borrower  approve  any
                  merger or consolidation to which such Borrower is a party as a result of which the  persons  who were  equityholders  of such
                  Borrower,  immediately  prior  to the  effective  date  of the merger or consolidation  (and excluding,  however,  any shares held by any party to such  merger or  consolidation  and their
                  Affiliates) shall have beneficial ownership of less than fifty percent  (50%) of the  combined  voting  power for election of members  of the  board of  directors  (or  equivalent)  of the surviving  entity  following the effective date of such merger or  consolidation  (EXCEPT that the Permitted Merger shall not constitute a "Change of Control" hereunder); or

                        (iv)  the  equityholders  of any  Borrower  approve  any
                  merger  or  consolidation  as a  result  of which  the  equity interests  of such  Borrower  shall be changed,  converted  or exchanged (other than a merger with a wholly-owned  Subsidiary
                  of  such  Borrower  or  a   reincorporation   merger)  or  any
                  liquidation of such Borrower or any sale or other  disposition of fifty percent (50%) or more of the assets or earnings power of such Borrower  (EXCEPT that the Permitted  Merger shall not constitute a "Change of Control" hereunder).

            (d) By deleting the  definition  of  "Commitment  Termination  Date"
      contained  in SECTION 1.1 of the Loan  Agreement  in its  entirety  and by substituting in lieu thereof the following:

                  COMMITMENT TERMINATION DATE - the earliest to occur of (a) the
            Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver  Commitments pursuant to SECTION 2.1.4; (c) the date on which the Revolver  Commitments  are terminated  pursuant to SECTION
            11.2;  or (d) such date on or after  May 31,  2008,  that  Agent may elect to make the Commitment  Termination  Date (the "Elected Date")
            if the Debt under the Bridge  Facility  has not been  refinanced  on terms  satisfying  the  Refinancing  Conditions  (but  with a  final maturity  date not  sooner  than the date that is  ninety  (90) days after the then Term Loan  Maturity  Date) on or before May 31, 2008;
            PROVIDED,  HOWEVER,  that,  (i) Agent shall give  Borrowers  one (1)
            Business  Day notice of the Elected  Date if the Elected  Date is to occur between May 31, 2008, and June 30, 2008 (both inclusive),  and five (5)  Business  Days notice of the  Elected  Date if the Elected
            Date is to  occur  on or after  July 1,  2008,  and (ii) if the Debt under the Bridge Facility is refinanced,  on or before May 31, 2008, on terms  satisfying the  Refinancing  Conditions  (but with a final maturity  date not  sooner  than the date that is  ninety  (90) days after the then Term Loan Maturity  Date),  then Agent shall not have the right to elect a Commitment  Termination  Date under this clause
            (d).

            (e) By deleting the definition of "EBITDA"  contained in SECTION 1.1 of the Loan Agreement in its entirety and by  substituting in lieu thereof the following:

                  EBITDA - determined on a consolidated  basis for Borrowers and
            Subsidiaries,   net  income,  calculated  before  interest  expense,
            provision for income taxes,  depreciation and amortization  expense, gains or losses  arising from the sale of capital  assets,  gains or losses  arising from the write-up or write-down  of assets,  and any extraordinary  gains or losses (in each case, to the extent included in determining net income); PROVIDED, that (i) for each Fiscal Month ended prior to the Second Amendment Date, EBITDA shall be determined
            (A) on a pro forma basis by including  Sellers'  Adjusted EBITDA for such Fiscal Month  (subject to Agent's  satisfaction  with  Sellers'
            financial reporting),  (B) before any non-recurring expenses related to the Tender Offer,  subject to approval by Agent,  which  approval shall not be unreasonably withheld, and (C) before any non-recurring pre-production  expenses  related  to  Borrower's  Chinese  facility incurred  prior to the Closing Date,  not to exceed in the aggregate
            $606,000,  and (ii) for each  Fiscal  Month  ended  after the Second
            Amendment Date,  EBITDA shall be determined (A) on a pro forma basis by including Sellers' Adjusted EBITDA for such Fiscal Month (subject to Agent's  satisfaction  with Sellers'  financial  reporting),  (B)
            before any  Approved  Addback  Expenses  (to the extent  included in determining net income),  and (C) before any non-recurring  expenses related to the closing of the Second  Amendment and the transactions contemplated  therein  (including,  without  limitation,  the Tender
            Offer, the Permitted Merger,  the Bridge Facility,  the WHX Note and
            the WHX  Guarantee),  subject to approval by Agent,  which  approval shall not be unreasonably withheld.

            (f) By deleting the  definition  of "Fixed  Charge  Coverage  Ratio"
      contained  in SECTION 1.1 of the Loan  Agreement  in its  entirety  and by substituting in lieu thereof the following:

                  FIXED  CHARGE  COVERAGE  RATIO - the  ratio,  determined  on a consolidated  basis  for  Borrowers  and  Subsidiaries  for the most recent  twelve  (12)  Fiscal  Months,  of (a) EBITDA  MINUS  Capital
            Expenditures  (except those  financed with Borrowed Money other than
            Revolver Loans) and cash taxes paid, to (b) Fixed Charges; PROVIDED, that (i) for purposes of calculating the Fixed Charge Coverage Ratio for any Fiscal Month ended prior to the Second Amendment Date, there shall be excluded  (A) all  Distributions  made prior to the Closing
            Date, and (B) the aggregate amount of Capital  Expenditures  related to Borrowers'  Chinese  facility made prior to the Closing Date, and
            (ii) for purposes of calculating the Fixed Charge Coverage Ratio for any Fiscal Month ended after the Second  Amendment Date, there shall be excluded (X) all Distributions made prior to the Second Amendment
            Date, (Y) the aggregate  amount of Capital  Expenditures  related to
            Borrowers'  Chinese facility made prior to the Closing Date, and (Z)
            all cash taxes paid prior to the Second Amendment Date.

            (g) By deleting  the  definition  of "Fixed  Charges"  contained  in
      SECTION 1.1 of the Loan Agreement in its entirety and by  substituting  in lieu thereof the following:

                  FIXED  CHARGES - for any period,  the sum of interest  expense
            (other  than  payment-in-kind),   scheduled  principal  payments  on
            Borrowed Money, and  Distributions  made,  determined as of the last day of such period for Borrowers and  Subsidiaries on a consolidated basis;  PROVIDED,  that (i) for each  Fiscal  Month  ended after the
            Closing  Date  and  prior to the  Second  Amendment  Date,  interest expense and scheduled  principal payments on Borrowed Money shall be deemed to be an  amount  calculated  by  adding  the sum of all such interest  expense and principal  payments made from the Closing Date through the date of determination,  multiplying such sum by 365, and dividing the product by the number of days elapsed since the Closing
            Date,  and  (ii) for each  Fiscal  Month  ending  after  the  Second
            Amendment Date,  through and including the Fiscal Month ending March
            31,  2008,  interest  expense and  scheduled  principal  payments on
            Borrowed Money shall be deemed to be an amount  calculated by adding the sum of all such  interest  expense and  principal  payments made from the Second  Amendment  Date through the date of  determination, multiplying  such sum by 365, and dividing the product by the number of days elapsed since the Second Amendment Date.

            (h) By deleting  the  definition  of "Leverage  Ratio"  contained in
      SECTION 1.1 of the Loan Agreement in its entirety and by  substituting  in lieu thereof the following:

                  LEVERAGE  RATIO - the ratio,  determined  as of the end of any
            Fiscal  Quarter,  of (a) Debt for Borrowed  Money of  Borrowers  and
            Subsidiaries  as of the last day of such Fiscal  Quarter  (excluding any such Debt owing by Borrowers  to Bridge  Lender under the Bridge
            Facility  and, as long as each  Refinancing  Condition is satisfied, any Refinancing  Debt related  thereto),  to (b) EBITDA for the four
            (4) Fiscal Quarters then ending.

            (i) By deleting  the  definition  of "Loan  Documents"  contained in
      SECTION 1.1 of the Loan Agreement in its entirety and by  substituting  in lieu thereof the following:

                  LOAN DOCUMENTS - this Agreement,  the Intercreditor Agreement, the Other Agreements and the Security Documents.

            (j) By deleting the  definition of "Permitted  Merger"  contained in
      SECTION 1.1 of the Loan Agreement in its entirety and by  substituting  in lieu thereof the following:

                  PERMITTED  MERGER - the  merger,  effective  as of the  Second
            Amendment Date, of BZ Acquisition Corp., a Delaware  corporation and an affiliate of Steel  Partners  ("BZ"),  with and into Bairnco with
            Bairnco continuing as the surviving entity, pursuant to that certain
            Agreement and Plan of Merger,  dated as of February 23, 2007, by and among Steel Partners, BZ and Bairnco (the "BZ Merger Agreement").

            (k) By deleting the  definition  of  "Permitted  Option  Settlement"
      contained  in SECTION 1.1 of the Loan  Agreement  in its  entirety  and by substituting in lieu thereof the following:

                  PERMITTED OPTION  SETTLEMENT - with respect to all outstanding options to purchase  Equity  Interests  of  Bairnco,  the payment by
            Bairnco  of a  cash  amount  to  each  holder  of  such  options  in
            settlement   of  such   options,   which  payment  shall  have  been
            consummated  prior  to  the  Second  Amendment  Date  on  the  terms contemplated by the BZ Merger Agreement (or other terms satisfactory to Agent in all respects).

            (l) By deleting the definition of  "Subordinated  Debt" contained in
      SECTION 1.1 of the Loan Agreement in its entirety and by  substituting  in lieu thereof the following:

                  SUBORDINATED  DEBT -  Debt  incurred  by an  Obligor  that  is expressly subordinate and junior in right of payment to Full Payment of all Obligations and is on terms  (including  maturity,  interest, fees, repayment,  covenants and subordination) satisfactory to Agent
            (including,  without  limitation,  Debt owing by the Obligors to the
            Bridge Lender under the Bridge Facility and pursuant to the WHX Note
            Guarantee, so long as and to the extent that such Debt is subject to the Intercreditor Agreement).

            (m) By deleting  the period at the end of SECTION  10.2.2(I)  of the
      Loan  Agreement and  substituting  ";" in lieu thereof,  and by adding the following new subsections (j) and (k) immediately thereafter:

                  (j) Liens in favor of the Bridge  Lender  securing  the Bridge
            Facility,  so long as all such  Liens are  subject  to the terms and conditions of the Intercreditor Agreement; and

                  (k) Liens in favor of the Bridge Lender  securing the WHX Note and the WHX Note Guarantee, so long as all such Liens are subject to the terms and conditions of the Intercreditor Agreement.

            (n) By inserting the parenthetical  "(including,  as applicable, the
      Intercreditor  Agreement)"  immediately after the word "Debt" and prior to the  existing  parenthetical  contained  in SECTION  10.2.9(A) of the Loan
      Agreement.

            (o) By deleting the period at the end of SECTION 10.2.18 of the Loan
      Agreement  and by  substituting  in lieu  thereof  the  phrase  "; (g) the transactions contemplated by the Bridge Facility; and (h) the transactions contemplated by the WHX Note and the WHX Note Guarantee".

            (p) By  deleting  SECTION  11.1(F)  of  the  Loan  Agreement  in its entirety and by substituting in lieu thereof the following:

                  (f) Any  breach or  default  of an  Obligor  occurs  under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound,  relating to any Debt owing to the Bridge Lender under the Bridge  Facility or to the Bridge Lender under the WHX Note  Guarantee  or any  other  Debt  (other  than the
            Obligations)  in  excess  of  $250,000,  if the  maturity  of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

            (q) By  deleting  the  schedule  attached  to  EXHIBIT E to the Loan
      Agreement in its entirety and by substituting in lieu thereof the Schedule to Exhibit E attached hereto.

            (r) By deleting SCHEDULE 9.1.4 of the Loan Agreement in its entirety and by substituting in lieu thereof Schedule 9.1.4 attached hereto.

      5.  ACKNOWLEDGMENTS AND STIPULATIONS.  To induce Agent and the sole Lender to enter into this Amendment and grant the accommodations set forth herein, each
Borrower  hereby  acknowledges  and  stipulates  that (A) the Loan Agreement (as amended  hereby)  and the other Loan  Documents  executed by such  Borrower  are legal,  valid and binding  obligations  of such  Borrower  that are  enforceable
against  such  Borrower  in  accordance  with  the  terms  thereof,   except  as
enforceability  may  be  limited  by  bankruptcy,  insolvency  or  similar  laws affecting the enforcement of creditors' rights generally;  (B) nothing contained herein shall modify,  amend or alter in any manner the obligations of Guarantors under their  respective  Guaranties;  and (C) the unpaid principal amount of the
Loans and the issued and outstanding Letters of Credit on and as of the close of business on April 23, 2007, totaled $19,144,762.76.

      6. RATIFICATION AND REAFFIRMATION.  To induce Agent and the sole Lender to enter into this Amendment and grant the  accommodations  set forth herein,  each
Borrower  (including  Bairnco as the surviving  entity of the Permitted  Merger)
hereby  ratifies and reaffirms the  Obligations,  the Loan Agreement (as amended hereby)  and  each of the  other  Loan  Documents  and  all of  such  Borrower's covenants,  duties,  indebtedness  and  liabilities  under the Loan Documents to which such Borrower is a party, in each case as modified herein.

      7. REPRESENTATIONS AND WARRANTIES.  To induce Agent and the sole Lender to enter into this Amendment and grant the  accommodations  set forth herein,  each
Borrower hereby represents and warrants to Agent and the sole Lender as follows:

            (a) prior to the execution and delivery of this  Amendment,  WHX has made an equity contribution in an amount not less than $15,000,000 to BZ;

            (b) the Bridge Facility funded prior to April 24, 2007, in an amount not less than  $85,000,000,  the  proceeds of which were  applied by BZ to purchase the equity interests in Bairnco pursuant to the Tender Offer;

            (c)   simultaneously   with  the  execution  and  delivery  of  this
      Amendment, Borrowers are delivering to Agent the following:

                  (i) true,  correct and complete  copies of the definitive loan documents evidencing the Bridge Facility, which documents are in the form previously delivered to Agent;

                  (ii) true,  correct and complete copies of the definitive loan documents evidencing the WHX Note and the WHX Note Guarantee,  which documents are in the form previously delivered to Agent; and

                  (iii) a certificate of a duly  authorized  officer of Bairnco, as the surviving  entity of the Permitted  Merger,  upon which Agent may conclusively  rely until Agent is otherwise  notified by Bairnco in writing, certifying as follows:

                        (A) that attached copies of Bairnco's  Organic Documents
                  (including the certificate of merger  evidencing the Permitted
                  Merger)  are true and  complete,  and in full force and effect
                  simultaneously   with  the  execution  and  delivery  of  this
                  Amendment, without amendment except as shown;

                        (B) that an  attached  copy of  resolutions  authorizing
                  Bairnco's   execution,   delivery  and   performance  of  this
                  Amendment  and the other  documents  contemplated  herein  and
                  Bairnco's consummation of the transactions contemplated herein
                  and  therein  and  is  true  and   complete,   and  that  such
                  resolutions are in full force and effect  simultaneously  with the execution and delivery of this Amendment, are duly adopted by the  directors  of Bairnco as the  surviving  entity of the
                  Permitted  Merger,  and  have not been  amended,  modified  or revoked; and

                        (C) to the  title,  name and  signature  of each  Person
                  authorized to sign this Amendment and the other Loan Documents on behalf of Bairnco as the surviving  entity of the Permitted
                  Merger;

            (d) except to the  extent  waived  herein  and giving  effect to the amendments set forth herein,  no Default or Event of Default exists on the date hereof or would result from the  Contribution,  the Permitted Merger, the Bridge Facility or the WHX Note Guarantee;

            (e) giving effect to the amendments set forth herein, no Lien on any
      Property of any Obligor,  other than Permitted  Liens,  exists on the date hereof or results from the Permitted Merger;

            (f) the execution,  delivery and  performance of this Amendment have been duly authorized by all requisite corporate action on the part of such
      Borrower and this  Amendment  has been duly executed and delivered by such
      Borrower; and

            (g) each  representation  and warranty  made by such Borrower in the
      Loan  Agreement  (as  amended  hereby and giving  effect to the waiver and consent  contained  herein)  is true  and  correct  on and as of the  date hereof,  except to the extent  that any such  representation  or  warranty explicitly relates solely to an earlier date.

      8.  REFERENCE TO LOAN  AGREEMENT.  Each reference in the Loan Agreement to
"this  Agreement,"  "hereunder,"  or words of like  import  shall  mean and be a reference to the Loan Agreement as amended by this Amendment.

      9. BREACH OF AMENDMENT. This Amendment shall be part of the Loan Agreement and a breach of any representation,  warranty or covenant contained herein shall constitute an Event of Default.

      10.  EXPENSES OF AGENT.  Each Borrower,  jointly and severally,  agrees to pay, ON DEMAND,  all costs and expenses incurred by Agent in connection with the preparation,  negotiation  and  execution of this  Amendment  and any other Loan
Documents  executed  pursuant hereto and any and all amendments,  modifications, and supplements thereto,  including,  without limitation,  the costs and fees of
Agent's legal counsel and any taxes or expenses  associated  with or incurred in connection  with any instrument or agreement  referred to herein or contemplated hereby.

      11.  GOVERNING LAW. This  Amendment  shall be governed by and construed in accordance  with the internal  laws of the State of Georgia,  without  regard to conflict of laws principles,  and is intended to take effect as a document under seal.

      12. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the  benefit  of the  parties  hereto  and their  respective  successors  and assigns.

      13. NO  NOVATION,  ETC.  Except as  otherwise  expressly  provided in this
Amendment, nothing herein shall be deemed to waive, release, amend or modify any provision  of the Loan  Agreement  or any of the other Loan  Documents,  each of which  shall  remain  in full  force  and  effect.  Notwithstanding  any  prior, temporary  mutual  disregard  of any of the  terms of any  contracts  among  the parties, Borrowers shall be required strictly to comply with all of the terms of the Loan  Agreement (as amended  hereby) and each of the other Loan Documents on and after the date hereof. This Amendment is not intended to be, nor shall it be construed  to  create,  a  novation  or accord  and  satisfaction,  and the Loan
Agreement as herein modified shall continue in full force and effect.

      14. COUNTERPARTS; ELECTRONIC DELIVERY OF SIGNATURES. This Amendment may be
executed in any number of  counterparts  and by the different  parties hereto on separate counterparts,  each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.
Delivery of a manually  executed  counterpart of this Amendment by telefacsimile or electronic  mail  transmission  shall be equally  effective as delivery of an original  executed  counterpart of this  Amendment,  and any party  delivering a manually  executed  counterpart by telefacsimile or electronic mail transmission shall also deliver an original executed counterpart,  but the failure to deliver an original executed counterpart shall not affect the validity,  enforceability, and binding effect of this Amendment.

      15. FURTHER ASSURANCES.  Each Borrower agrees to take such further actions as  Agent  reasonably  requests  from  time to time in  connection  herewith  to evidence  or give  effect  to the  amendments  set  forth  herein  or any of the transactions contemplated hereby.

      16. SECTION  TITLES.  Section titles and references used in this Amendment shall be without  substantive  meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

      17.  RELEASE OF CLAIMS.  TO INDUCE AGENT AND THE SOLE LENDER TO ENTER INTO
THIS  AMENDMENT AND GRANT THE  ACCOMMODATIONS  SET FORTH  HEREIN,  EACH BORROWER
HEREBY RELEASES,  ACQUITS AND FOREVER  DISCHARGES AGENT AND THE SOLE LENDER, AND
ALL OFFICERS, DIRECTORS, AGENTS, EMPLOYEES,  SUCCESSORS AND ASSIGNS OF AGENT AND
THE SOLE  LENDER,  FROM ANY AND ALL  LIABILITIES,  CLAIMS,  DEMANDS,  ACTIONS OR
CAUSES OF ACTION OF ANY KIND OR NATURE (IF THERE BE ANY),  WHETHER  ABSOLUTE  OR
CONTINGENT,  DISPUTED OR UNDISPUTED,  AT LAW OR IN EQUITY,  OR KNOWN OR UNKNOWN,
THAT SUCH BORROWER NOW HAS OR EVER HAD AGAINST AGENT OR THE SOLE LENDER  ARISING
ON OR PRIOR  TO THE DATE  HEREOF  UNDER  OR IN  CONNECTION  WITH ANY OF THE LOAN
DOCUMENTS.  EACH BORROWER  HEREBY  REPRESENTS AND WARRANTS TO AGENT AND THE SOLE
LENDER  THAT SUCH  BORROWER  HAS NOT  TRANSFERRED  OR ASSIGNED TO ANY PERSON ANY
CLAIM THAT SUCH  BORROWER  EVER HAD OR CLAIMED TO HAVE AGAINST AGENT OR THE SOLE
LENDER.

      18. WAIVER OF JURY TRIAL.  TO THE FULLEST  EXTENT  PERMITTED BY APPLICABLE
LAW,  EACH PARTY HERETO  HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION,
SUIT, COUNTERCLAIM OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -
                     SIGNATURES COMMENCE ON FOLLOWING PAGE]

                                       10

      IN WITNESS  WHEREOF,  the parties  hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized  officers on the date first written above.

                                             BORROWERS:

                                             BAIRNCO CORPORATION

                                             By: /s/
                                             Name:
                                             Title:

                                             ARLON, INC.

                                             By: /s/
                                             Name:
                                             Title:

                                             KASCO CORPORATION

                                             By: /s/
                                             Name:
                                             Title:

                                             BERTRAM & GRAF GMBH

                                             By: /s/
                                             Name:
                                             Title:

                                             ATLANTIC SERVICE CO. LTD

                                             By: /s/
                                             Name:
                                             Title:

                                             ATLANTIC SERVICE CO. (UK) LTD.

                                             By: /s/
                                             Name:
                                             Title:

                                             EUROKASCO, S.A.

                                             By: /s/
                                             Name:
                                             Title:

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

WAIVER, CONSENT AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
(BOFA-BAIRNCO)

                                             BANK OF AMERICA, N.A.,
                                             as Agent and sole Lender

                                             By: /s/ Sherry Lail
                                                 -------------------------------
                                             Name: Sherry Lail
                                             Title: Senior Vice President

WAIVER, CONSENT AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
(BOFA-BAIRNCO)

                  RATIFICATION AND REAFFIRMATION OF GUARANTORS

      Each of the undersigned, being a Guarantor of the Obligations of Borrowers at any time owing to Agent and  Lenders,  hereby (i)  acknowledges  receipt of a copy of the foregoing Waiver,  Consent and Second Amendment to Loan and Security
Agreement; (ii) consents to Borrowers' execution and delivery thereof and of the other  documents,  instruments  or  agreements  Borrowers  agree to execute  and deliver pursuant  thereto;  (iii) agrees to be bound thereby;  (iv) affirms that
nothing  contained   therein  shall  modify  in  any  respect   whatsoever  such
Guarantor's  guaranty of the  Obligations  and that each  Guaranty to which such
Guarantor is a party shall remain in full force and effect; and (v) ratifies and reaffirms  the  Obligations,  each Loan  Document to which such  Guarantor  is a
party,  and  all  of  such  Guarantor's  covenants,   duties,  indebtedness  and
liabilities under the Loan Documents to which such Guarantor is a party, in each case as  modified  by such  Waiver,  Consent  and Second  Amendment  to Loan and
Security Agreement.

      IN WITNESS WHEREOF, each of the undersigned has executed this Ratification and  Reaffirmation  of  Guarantors  as of the date of such  Waiver,  Consent and
Second Amendment to Loan and Security Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -
                     SIGNATURES COMMENCE OF FOLLOWING PAGE]

RATIFICATION AND REAFFIRMATION OF GUARANTORS (BOFA-BAIRNCO)

                                            GUARANTORS:

                                            ARLON ADHESIVES & FILMS, INC.

                                            By: /s/
                                            Name:
                                            Title:

                                            ARLON MED INTERNATIONAL LLC

                                            By: /s/
                                            Name:
                                            Title:

                                            ARLON PARTNERS, INC.

                                            By: /s/
                                            Name:
                                            Title:

                                            ARLON SIGNTECH, LTD.

                                            By: ARLON ADHESIVES & FILMS, INC.,
                                                Its General Partner1

                                                By: /s/
                                                Name:
                                                Title:

                                            ARLON VISCOR LTD.

                                            By: ARLON ADHESIVES & FILMS, INC.,
                                                Its General Partner

                                                By: /s/
                                                Name:
                                                Title:

                                            KASCO MEXICO LLC

                                            By: /s/
                                            Name:
                                            Title:

                                            SOUTHERN SAW ACQUISITION CORPORATION

                                            By: /s/
                                            Name:
                                            Title:

RATIFICATION AND REAFFIRMATION OF GUARANTORS (BOFA-BAIRNCO)

                                    SCHEDULE
                                       to
                                    EXHIBIT E
                                       to
                           Loan and Security Agreement

----------------------------------------------------------------------------------------------------------------------
Period Ended _______________                                      Bairnco             Scarlett            Total
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
EBITDA
----------------------------------------------------------------------------------------------------------------------
Net Income
----------------------------------------------------------------------------------------------------------------------
+ Interest Expense
----------------------------------------------------------------------------------------------------------------------
+ Income Taxes
----------------------------------------------------------------------------------------------------------------------
+ Depreciation/Amortization
----------------------------------------------------------------------------------------------------------------------
+(-) Losses/Gains on Asset Sales
----------------------------------------------------------------------------------------------------------------------
+(-) Losses/Gains on Asset Revaluation
----------------------------------------------------------------------------------------------------------------------
+(-) Extraordinary Losses/Gains
----------------------------------------------------------------------------------------------------------------------
+ Approved Non-Recurring Expenses
----------------------------------------------------------------------------------------------------------------------
+ "Approved Addback Expenses"
----------------------------------------------------------------------------------------------------------------------
TOTAL EBITDA
----------------------------------------------------------------------------------------------------------------------
- Capital Expenditures (unfinanced)*
----------------------------------------------------------------------------------------------------------------------
- Cash Taxes**
----------------------------------------------------------------------------------------------------------------------
TOTAL EBITDA FOR FIXED CHARGE CALCULATION
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Fixed Charges
----------------------------------------------------------------------------------------------------------------------
Interest Expense***
----------------------------------------------------------------------------------------------------------------------
+ Scheduled Principal Payments***
----------------------------------------------------------------------------------------------------------------------
+ Distributions**
----------------------------------------------------------------------------------------------------------------------
TOTAL FIXED CHARGES
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
FIXED CHARGE COVERAGE RATIO
----------------------------------------------------------------------------------------------------------------------

*Excludes all Capital  Expenditures  related to Borrowers' Chinese facility made prior to the Closing Date.

**Excludes  all Cash  Taxes  paid and  Distributions  made  prior to the  Second
Amendment Date.

***(A) for each  Fiscal  Month  ended  after the  Closing  Date and prior to the
Second  Amendment Date,  interest  expense and scheduled  principal  payments on
Borrowed  Money shall be deemed to be an amount  calculated by adding the sum of all such  interest  expense and  principal  payments  made from the Closing Date through the date of determination, multiplying such sum by 365, and dividing the product by the number of days elapsed since the Closing  Date,  and (B) for each
Fiscal Month ending after the Second  Amendment Date,  through and including the
Fiscal Month ending March 31, 2008,  interest  expense and  scheduled  principal payments on Borrowed Money shall be deemed to be an amount  calculated by adding the sum of all such interest expense and principal payments made from the Second
Amendment Date through the date of  determination,  multiplying such sum by 365, and  dividing  the  product  by the  number of days  elapsed  since  the  Second
Amendment Date.

                                 SCHEDULE 9.1.4
                                       to
                           Loan and Security Agreement

                           NAMES AND CAPITAL STRUCTURE

1.    The corporate names,  jurisdictions of  incorporation,  and authorized and issued  Equity  Interests  of  each  Borrower  and  Subsidiary  as of  the effective time of the Permitted Merger are as follows:

------------------------------------------------------------------------------------------------------------------------
                                                        Number and Class                   Number and Class
           Name                  Jurisdiction         of Authorized Shares                 of Issued Shares
           ----                  ------------         --------------------                 ----------------
------------------------------------------------------------------------------------------------------------------------
Bairnco Corporation                Delaware              Common - 1,000                      Common - 100
------------------------------------------------------------------------------------------------------------------------
Arlon, Inc.                        Delaware               Common - 200                       Common - 200
------------------------------------------------------------------------------------------------------------------------
Arlon Partners, Inc.               Delaware              Common - 3,000                     Common - 3,000
------------------------------------------------------------------------------------------------------------------------
Arlon Viscor Ltd.                   Texas                     N/A                                N/A
------------------------------------------------------------------------------------------------------------------------
Arlon MED International LLC        Delaware                   N/A                                N/A
------------------------------------------------------------------------------------------------------------------------
Arlon Materials for                 China                     N/A                                N/A
Electronics Co. Ltd.
------------------------------------------------------------------------------------------------------------------------
Arlon Material                      China                     N/A                                N/A
Technologies Co. Ltd.
------------------------------------------------------------------------------------------------------------------------
Arlon Adhesives & Films,           Delaware              Common - 1,000                     Common - 1,000
Inc.
------------------------------------------------------------------------------------------------------------------------
Arlon Signtech Ltd.                 Texas                     N/A                                N/A
------------------------------------------------------------------------------------------------------------------------
Kasco Corporation                  Delaware              Common - 1,000                      Common - 100
------------------------------------------------------------------------------------------------------------------------
Southern Saw Acquisition           Delaware             Common - 10,000                    Common - 10,000
Corporation
------------------------------------------------------------------------------------------------------------------------
Kasco Mexico LLC                   Delaware                   N/A                                N/A
------------------------------------------------------------------------------------------------------------------------
Kasco Ensambly S.A. de C.V.         Mexico                    N/A                                N/A
------------------------------------------------------------------------------------------------------------------------
Atlantic Service Company,       United Kingdom           Ordinary - 90                      Ordinary - 32
Ltd. (UK)
                                                         Redeemable - 8                     Redeemable - 8

                                                         Preferred - 2                      Preferred - 2
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                        Number and Class                   Number and Class
           Name                  Jurisdiction         of Authorized Shares                 of Issued Shares
           ----                  ------------         --------------------                 ----------------
------------------------------------------------------------------------------------------------------------------------
Atlantic Service Company,           Canada             Common - Unlimited       Common - UNKNOWN, 100% owned by Kasco
Ltd.                                                                                         Corporation
                                                     Preference - Unlimited
                                                                                 Preference - UNKNOWN, 100% owned by
                                                                                          Kasco Corporation
------------------------------------------------------------------------------------------------------------------------
EuroKasco S.A.S.                    France                  UNKNOWN                 UNKNOWN - 100% owned by Kasco
                                                                                             Corporation
------------------------------------------------------------------------------------------------------------------------
Bertram & Graf GmbH                Germany                  UNKNOWN                 UNKNOWN - 100% owned by Kasco
                                                                                             Corporation
------------------------------------------------------------------------------------------------------------------------
Arlon India Private Ltd.            India                Common - 1,000                     Common - 1,000
------------------------------------------------------------------------------------------------------------------------

2.    The record holders of Equity  Interests of each Borrower and Subsidiary as of the effective time of the Permitted Merger are as follows:

------------------------------------------------------------------------------------------------------------------------
         Name                  Class of Stock               Number of Shares                  Record Owner
------------------------------------------------------------------------------------------------------------------------
Bairnco Corporation                Common                         100                        WHX Corporation
------------------------------------------------------------------------------------------------------------------------
Arlon, Inc.                        Common                         200                      Bairnco Corporation
------------------------------------------------------------------------------------------------------------------------
Arlon Partners, Inc.               Common                        3,000                         Arlon, Inc.
------------------------------------------------------------------------------------------------------------------------
Arlon Adhesives &                  Common                        1,000                         Arlon, Inc.
Films, Inc.
------------------------------------------------------------------------------------------------------------------------
Kasco Corporation                  Common                         100                      Bairnco Corporation
------------------------------------------------------------------------------------------------------------------------
Southern Saw                       Common                        10,000                     Kasco Corporation
Acquisition Corporation
------------------------------------------------------------------------------------------------------------------------
Atlantic Service                  Ordinary                         32                       Kasco Corporation
Company, Ltd. (UK)
                                 Redeemable                        8                        Kasco Corporation

                                 Preferred                         2                        Kasco Corporation
------------------------------------------------------------------------------------------------------------------------
Arlon India Private                Common                         997                          Arlon, Inc.
Ltd.
                                                                   1                    Ronald Hopkins (officer)

                                                                   1                   Richard Trombino (officer)

                                                                   1                     Claudia Lazar (officer)
------------------------------------------------------------------------------------------------------------------------

3.    All  agreements  binding on holders of Equity  Interests of Borrowers  and
      Subsidiaries with respect to such interests are as follows:

Loan  and Security Agreement, dated as of April 17, 2007, between BZ Acquisition
      Corp. and Bairnco Corporation,  as borrowers, and Steel Partners II, L.P., as lender

Guarantee,  Pledge and Security  Agreement,  dated as of April 17, 2007,  by and between BZ Acquisition Corp. and Obligors, as obligors, and Steel Partners
      II, L.P., as secured  party,  with respect to the  $15,000,000  promissory note issued by WHX Corporation to Steel Partners II, L.P.

Guarantee,  Pledge and Security  Agreement,  dated as of April 17, 2007,  by and between BZ Acquisition Corp. and Obligors, as obligors, and Steel Partners
      II, L.P., as secured party, with respect to the Bridge Facility

See also bylaws attached with closing and incumbency certificates.

4.    The name of each Affiliate of a Borrower and the nature of the affiliation are as follows:

See Borrowers and  Subsidiaries  listed above. In addition,  as of the effective time of the Permitted Merger, WHX Corporation,  a Delaware  corporation,  is the owner  of 100%  of the  issued  and  outstanding  Equity  Interests  of  Bairnco
Corporation, and Steel Partners II, L.P., a Delaware limited partnership, is the owner of the  majority of the issued and  outstanding  Equity  Interests  of WHX
Corporation.